EXHIBIT 31.1

Certification of the Chief Executive Officer

I, Peter Kasper Jakobsen, certify that:

1.                                      I have reviewed this Annual Report on Form 10-K of Mead Johnson Nutrition Company;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	March 13, 2017	By:	/s/ Peter Kasper Jakobsen
Peter Kasper Jakobsen
President and Chief Executive Officer
(Principal Executive Officer)